Exhibit No. 10(f)

Constellation Energy Group, Inc.

Senior Executive

Supplemental Plan

Amended and Restated Effective

January 1, 2009

Table of Contents

1.	Purpose and Nature of the Plan	1

2.	Definitions	1

3.	Plan Administration	7

4.	Eligibility	7

5.	Supplemental Pension Benefits	8

6.	For Benefits Earned and Vested Prior to January 1, 2005	10

7.	For Benefits Earned and Vested On or After January 1, 2005	15

8.	Survivor Benefits	20

9.	Compliance with Section 409A of the Code	26

10.	Miscellaneous	26

1.                                       Purpose and Nature of the Plan.  Constellation Energy Group, Inc. (the “Company”) established the Constellation Energy Group, Inc. Senior Executive Supplemental Plan (“Plan”) and maintains the Plan as an unfunded retirement plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, notwithstanding the creation of the Rabbi Trust.  The purpose of the plan is to provide enhanced retirement benefits for certain senior executives of the Company and its subsidiaries in order to attract and retain talented executive personnel.  Any funds which may be invested and any assets which may be held to provide benefits under this Plan shall continue for all purposes to be a part of the general funds and assets of Constellation Energy Group and no person other than Constellation Energy Group shall by virtue of the provisions of this Plan have any interest in such funds and assets.  To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group.

The Plan is divided into sections that separately address benefits earned and vested on or after January 1, 2005, which are subject to Internal Revenue Code section 409A, and benefits earned and vested before January 1, 2005, which are “grandfathered” under Internal Revenue Code section 409A.

2.                                       Definitions.  All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Pension Plan.  All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Average Annual Base Salary” means an amount determined by (a) computing the bi-weekly base rate of pay amounts (i.e., the types of such pay that are includable in the computation of Pension Plan benefits) paid during the prior five consecutive twelve month periods immediately preceding the month that includes the date of the computation, and (b) averaging the two twelve month periods during which the highest amounts were paid.

“Average Incentive Award” (or “Average Award”) means the average of the two highest of the participant’s five immediately prior year awards earned under Constellation Energy Group’s Executive Annual Incentive Plan,

Constellation Energy Group’s Senior Management Annual Incentive Plan and/or Other Incentive Awards Programs.

“Benefit Start Date” means the date as of which the participant’s benefits, if any, under this Plan commence.

“Cause” means the participant’s (a) failure to comply with Constellation Energy Group policy, (b) deliberate and continual refusal to satisfactorily perform employment duties on substantially a full-time basis, (c) deliberate and continual refusal to act in accordance with any specific instructions of a majority of Constellation Energy Group’s Board of Directors, (d) disclosure, without the consent of a majority of Constellation Energy Group’s Board of Directors, of confidential information or trade secrets concerning Constellation Energy Group which could be materially damaging to Constellation Energy Group, or (e) deliberate misconduct which could be materially damaging to Constellation Energy Group without reasonable good faith belief by the participant that such conduct was in the best interest of Constellation Energy Group.

“Change in Control” means the occurrence of any one of the following events:

(i)                                     individuals who, on January 24, 2003, constitute the Board of Directors of Constellation Energy Group (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors of Constellation Energy Group (the “Board”), provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Constellation Energy Group (the “Company”) in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)                                  any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Plan participant or any group of persons including Plan participant (or any entity controlled by Plan participant or any group of persons including Plan participant);

(iii)                               consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination ( the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the

Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding

Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Committee” means the Compensation Committee of the Board of Directors of Constellation Energy Group.

“Constellation Energy Group” means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

“Constellation Energy Group’s Executive Annual Incentive Plan” means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

“Constellation Energy Group’s Senior Management Annual Incentive Plan” means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

“Demotion” means a transfer to a position with Constellation Energy Group or a subsidiary of Constellation Energy Group that either (a) is substantially below the position in which the participant was employed on the date of transfer, or (b) results in a substantial reduction in pay when compared to the participant’s pay on the date of the transfer.  Whether a position is substantially below another position shall be determined in the reasonable discretion of the Committee, with reference to factors including whether the participant retains principal responsibility for a department or division, and whether the participant remains eligible for the perquisites enjoyed by the participant before the position change.

“Early Receipt Reduction Factor” means 100% less 1/3 of 1% for each month that the participant is less than age 62 on the participant’s Benefit Start Date.

“Interest Rate” means the rate equal to the average monthly 30-year Treasury bond rate for the second calendar quarter preceding the computation date, less 50 basis points.

“Internal Revenue Code Limitations” means the limitations under Section 415 and/or 401(a)(17) of the Internal Revenue Code.

“Key Employee” means an employee listed each year by Constellation Energy Group on the Key Employee list as required by Treasury Regulation 1.409A-1(i), which shall generally be comprised of officers, and shall include but not be limited to: the 50 most highly paid officers having annual compensation greater than $130,000 (as adjusted from time to time); 5% owners; and 1% owners that have annual compensation from Constellation Energy Group greater than $150,000 (as adjusted from time to time). Key Employees shall be identified as of December 31 of each year, and the List shall take effect on April 1 of the year following.

“LTD Plan” means the Constellation Energy Group, Inc. Disability Insurance Plan as may be amended from time to time, or any successor plan.

“Mortality Table” means the mortality table used to convert annuities to lump sums in the Pension Plan.

“Nonqualified Deferred Compensation Plan” means the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan.

“Other Incentive Awards Program” means the program(s) designated in writing by the Plan Administrator applicable to certain employees that provides awards; but includes only the types of awards that are includable in the computation of Pension Plan benefits.

“Pension Plan” means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or any successor plan.

“Plan” means this Constellation Energy Group, Inc. Senior Executive Supplemental Plan.

“Plan Administrator” means, as set forth in Section 3, the Committee and its designees.

“Rabbi Trust” means the trust adopted by Constellation Energy Group pursuant to the Grantor Trust Agreement Dated as of November 3, 2008, by and between Constellation Energy Group and JPMorgan Chase Bank, N.A.

“Severance from Service Date” means: (i) for benefit amounts earned and vested prior to January 1, 2005, the same as set forth in the Pension Plan; (ii) for benefit amounts earned and vested on or after January 1, 2005, the date that the employee dies, retires, or otherwise has a termination of employment such that it is reasonably anticipated that the employee will perform no additional services, or the level of bona fide services performed would permanently decrease to no more than 20 percent of the average level of bona fide services performed in the immediately preceding 36-month period.

“Survivor Annuity Percentage” means 50%, unless the participant elects, in the timing and manner established by the Plan Administrator, a higher percentage (in multiples of 5% to a total percentage not to exceed 100%).

“Termination From Employment With Constellation Energy Group” means a participant’s separation from service with Constellation Energy Group or a subsidiary of Constellation Energy Group; however, a participant’s retirement, disability, or transfer of employment to or from a subsidiary of Constellation Energy Group shall not constitute a Termination From Employment With Constellation Energy Group.

“Total SERP Service” means (a) Credited Service accumulated while designated as a participant with respect to supplemental pension benefits under this Plan or while a participant under the Constellation Energy Group Supplemental Pension Plan, or while a participant under any predecessor executive supplemental pension benefit plan, plus (b) one fourth of Credited Service accumulated while not such a participant.

3.                                       Plan Administration.  The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective.  Appeals of written decisions by the Plan Administrator may be made to the Board of Directors of Constellation Energy Group.  Decisions by the Board shall be final and not subject to further appeal.  The Plan Administrator shall have the power to delegate all or any part of its duties to one or more designees, and to withdraw such authority, by written designation.

4.                                       Eligibility.  Each senior executive of Constellation Energy Group or its subsidiaries may be designated in writing by the Plan Administrator as a participant with respect to one or more benefits under the Plan. Once designated, participation shall continue until such designation is withdrawn at the discretion and by written order of the Plan

Administrator, provided, however, that such withdrawal may not be made with respect to a participant who has satisfied the eligibility requirements to retire (as set forth in Section 5(a)).  Notwithstanding the foregoing, any participant while classified as disabled under the LTD Plan shall continue to participate in this Plan while classified as disabled and, for purposes of the supplemental pension benefit provided by this Plan, while classified as disabled, shall be deemed to continue to accrue Credited Service until no later than his/her Normal Retirement Date.

A Plan participant who was a participant in the Constellation Energy Group Supplemental Pension Plan on January 1, 2000, shall be eligible for supplemental pension benefits under this Plan only if the participant’s supplemental pension benefits under this Plan are greater than the supplemental pension benefits computed under the Constellation Energy Group Supplemental Pension Plan based on the participant’s age, service, and eligible compensation on the date as of which benefits become payable. If a participant or a participant’s surviving spouse receives benefits from this Plan, he/she cannot also receive benefits from the Constellation Energy Group Supplemental Pension Plan.

Any other participant in the Plan shall be eligible for benefits under this Plan without regard to any computation under the Constellation Energy Group Supplemental Pension Plan.

5.                                      Supplemental Pension Benefits.

(a)                                  Commencement of benefits.A participant shall be eligible to retire under this Plan on or after the participant’s Normal Retirement Date, or on the first day of any month preceding his/her Normal Retirement Date, if on his/her Severance From Service Date and while a participant he/she has attained (1) age 55 and has accumulated at least 10 years of Credited Service; or (2) age 62 and has accumulated at least five years of Credited Service.

(b)                                 Computation of retirement benefits.  A participant who is eligible to retire under this Plan will be entitled to supplemental pension retirement benefits under this Plan, which will be calculated as set forth below on the participant’s Benefit Start Date:

(i)                                   add the Average Annual Base Salary and the Average Incentive Award,

(ii)                                divide the sum by 26,

(iii)                             multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board and President of Constellation Energy Group - 60%; all other participants (the product of 5.5% multiplied by the number of full and fractional years of Total SERP Service), (maximum is 55%).

(iv)                            multiply this dollar amount by the Early Receipt Reduction Factor; provided, however, if the participant is age 62 or older on his/her Benefit Start Date, such factor shall be one (1),

(v)                               subtract from this dollar amount the charges relating to coverage for a pre-retirement survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%, and

(vi)                            subtract from the remainder the net bi-weekly amount payable to the participant under the Pension Plan on the participant’s Benefit Start Date (assuming a 50% spousal joint and survivor annuity for a married participant), (if the participant is not eligible to commence bi-weekly Pension Plan payments on the participant’s Benefit Start Date, the participant’s benefit will be unreduced for Pension Plan payments until the date the participant is first eligible to commence bi-weekly Pension Plan payments), or, if the participant elects a lump sum under the PEP provisions of the Pension Plan, the bi-weekly amount that would have been payable under the Pension Plan as a life annuity for a single participant or as a 50% spousal joint and survivor annuity for a married participant, as of the Benefit Start Date under this Plan.

6.                                      For Benefits Earned and Vested Prior to January 1, 2005.

(a)                                Form of payout of retirement benefits.

Each participant entitled to supplemental pension retirement benefits will receive his/her supplemental pension retirement benefits payout in the form of a bi-weekly payment, unless the participant makes a valid election to receive his/her supplemental pension retirement benefits payout in the form of a lump sum.

A participant may elect to receive his/her supplemental pension retirement benefits payout in the form of a lump sum by submitting to the Plan Administrator a signed Lump Sum Election Form.  The Form must be received by the Plan Administrator before the beginning of the calendar year during which the participant’s Severance From Service Date occurs.  The election to receive a payout in the form of a lump sum may be revoked at any time before the beginning of the calendar year during which the participant’s Severance From Service Date occurs, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

(b)                               Amount, timing, and source of bi-weekly retirement benefit payout.  A participant entitled to bi-weekly supplemental pension retirement benefits will receive bi-weekly payments equal to the amount determined under Section 5(b)  Such payments shall commence effective with the first of the month following the Participant’s Severance From Service Date.  If such participant receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).  Bi-weekly payments hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death.  Bi-weekly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

(c)                                Amount, timing, and source of lump sum retirement benefit payout.  A participant entitled to a lump sum supplemental pension retirement benefit will receive a lump sum payment.  This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity including the estimated present value of post-retirement supplemental survivor annuity benefits described in Section 8, and reflecting the present value of any deferred Pension Plan payments using (1) the supplemental pension retirement benefit amount calculated under Section 5(b), which is expressed as a bi-weekly amount, (2) the Interest Rate computed on the participant’s Benefit Start Date, and (3) the Mortality Table.  Such lump sum payment shall be made within 60 days after the participant’s Severance From Service Date, and shall be paid to the participant.  The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.  A participant who receives a lump sum payment shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

(d)                               Entitlement to benefit upon happening of certain events.

(i)                                   Computation of gross accrued benefit.  The computation of the gross accrued supplemental pension benefit for a participant as of the date of the computation will be made as follows:

(1)                                add the Average Annual Base Salary and the Average Incentive Award,

(2)                                divide the sum by 26, and

(3)                                multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board and President of Constellation Energy Group – 60%; all other participants - by the product of 5.5% multiplied by the number of full and fractional years of Total SERP Service as of the date of the computation (maximum is 55%).

(ii)                                Computation of net accrued benefit.  The computation of the net accrued supplemental pension benefit for a participant as of the date of the computation will be made by subtracting from the gross accrued benefit determined under Section 6(d)(i) the amount of the participant’s

Gross Pension under the Pension Plan determined as of the date of the computation and assuming that bi-weekly payments of such Gross Pension begin on the first of the month after the later of reaching age 62 or the date of the computation.  If the participant is not eligible for payment of a Gross Pension under the Pension Plan, the participant’s Accrued Gross Pension determined as of the date of the computation shall be substituted for the Gross Pension described above, with the appropriate reduction for early receipt applied as if the participant were eligible to begin payment of his Accrued Gross Pension on the first of the month after the later of reaching age 62 or the date of the computation.

(iii)                             Satisfaction of requirements.  A participant who has satisfied the age and Credited Service requirements set forth in Section 5(a) while eligible as set forth in Section 4, but who does not retire under the Plan due to Demotion, Termination From Employment With Constellation Energy Group, or the withdrawal of a participant’s eligibility to participate under Section 5, shall be entitled to his/her net accrued supplemental pension benefit.  The effective date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal event shall be the date of such Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

(iv)                            Other events.  A participant, regardless of his/her age and years of Credited Service, shall be entitled to his/her net accrued supplemental pension benefit upon the happening of any of the following entitlement events, but only if such entitlement event occurs while a participant and before a participant retires under this Plan:

(1)                                Change in Control.  A Change in Control, followed within two years by the participant’s Demotion, a participant’s Termination From Employment With Constellation Energy Group, or the withdrawal of the participant’s eligibility to participate under the Plan, is an entitlement event.  A participant’s Termination From Employment is also an entitlement event if it is reasonably demonstrated that such Termination From Employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control.  The effective date of the entitlement event shall be the date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

(2)                                Plan amendment.  A Plan amendment that has the effect of reducing a participant’s gross accrued supplemental pension benefit is an entitlement event.  In determining whether such a reduction has occurred, the participant’s gross accrued supplemental pension benefit calculated on the day immediately preceding the effective date of the amendment shall be compared to the participant’s gross accrued supplemental pension benefit calculated on the effective date of the amendment.  An amendment that has the effect of reducing future benefit accruals is not an entitlement event.  It is intended that an entitlement event under this Section 6(d)(iv)(2) will occur only with respect to those amendments that are substantially similar to amendments that are prohibited by Internal Revenue Code section 411(d)(6) with respect to qualified pension plans.  The effective date of the entitlement event shall be the effective date of the Plan amendment.

(3)                                Involuntary Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal without Cause.  A participant’s involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the withdrawal of a participant’s eligibility to participate in the Plan without Cause, is an entitlement event.  The effective date of the entitlement event shall be the effective date of the participant’s involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the eligibility withdrawal without Cause.

(v)                               Form of benefit payout. Each participant entitled to a payout under this Section 6(d) will receive such payout in the form of a lump sum payment.

(vi)                            Amount, timing, and source of benefit payout.  A participant entitled to a payout of his/her net accrued benefit, as a result of the occurrence of an event described in Sections 6(d)(iii) or  (iv) will be entitled to a lump sum benefit.  This lump sum benefit will be calculated by a certified actuary as the present value, determined as of the date of payment, of an annuity beginning at age 62 (or the participant’s actual age, if the participant is older than age 62 on the date the lump sum benefit is payable), including the estimated present value of post-retirement survivor annuity benefits described in Section 8, using (1) the net accrued benefit amount calculated under Section 6(d)(ii) on the effective date of the entitlement event, which is expressed as a bi-weekly amount, (2) the Interest Rate computed on the date the lump sum benefit is payable, and (3) the Mortality Table.  The lump sum benefit shall be payable as of the participant’s Severance From Service Date, and shall be made within 60 days after such date in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.  A participant who receives a lump sum benefit under this Section 6(d)(vi) shall not be entitled to any cost of living or other pension payment adjustments or to pre-retirement or post-retirement survivor annuity coverage.

7.                                       For Benefits Earned and Vested On or After January 1, 2005

(a)                                Form of payout of retirement benefits.

(i)                                   Generally. Each participant entitled to supplemental pension retirement benefits will receive his/her supplemental pension retirement benefits payout in the form of a bi-weekly payment, unless the participant makes a valid election to receive his/her supplemental pension retirement benefits payout in the form of a lump sum.

(ii)                                Initial election of form of payment.  A participant may make an initial election to receive his or her payout in the form of a lump sum in the form and manner established by the Plan Administrator from time to time, but such initial election shall be made no later than 30 days after the first day of the participant’s taxable year immediately following the first year the participant accrues a benefit under the Plan.

(iii)                             Subsequent elections of form of payment.  The election to receive a payout in the form of a lump sum may be revoked at any time in the form and manner established by the Plan Administrator from time to time, but such revocation shall not take effect until 12 months after the date the revocation is received by the Plan Administrator, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid.

(b)                               Amount, timing, and source of participant benefit payout.

(i)                                   Bi-weekly retirement benefit payout.  A participant entitled to bi-weekly supplemental pension retirement benefits will receive bi-weekly payments equal to the amount determined under Section 5(b).  Such payments shall commence effective with the first of the month following the Participant’s Severance From Service Date.  If such participant receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).  Bi-weekly payments hereunder shall permanently cease upon the death of the participant, effective with the bi-weekly payment for the period following the month of the participant’s death.  Bi-weekly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

(ii)                                Lump sum retirement benefit payout.  A participant entitled to a lump sum supplemental pension retirement benefit will receive a lump sum payment.  This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity including the estimated present value of post-retirement supplemental survivor annuity benefits described in Section 8, and reflecting the present value of any deferred Pension Plan payments using (1) the supplemental pension retirement benefit amount calculated under Section 5(b), which is expressed as a bi-weekly amount, (2) the Interest Rate computed on the participant’s Benefit Start Date, and (3) the Mortality Table.  Such lump sum payment shall be made within 60 days after the participant’s Severance From Service Date, and shall be paid to the participant.  The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.  A participant who receives a lump sum payment shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

(iii)                             Six-month delay for Key Employees. Notwithstanding the foregoing, a participant who is also a Key Employee shall receive no benefit payments of amounts earned and vested on or after January 1, 2005, before the date that is six months after the participant’s Severance From Service Date, where the benefit payment is as a result of Termination from Employment with Constellation Energy Group.

(c)                                Entitlement to benefit upon happening of certain events.

(i)                                   Computation of gross accrued benefit.  The computation of the gross accrued supplemental pension benefit for a participant as of the date of the computation will be made as follows:

(1)                                add the Average Annual Base Salary and the Average Incentive Award,

(2)                                divide the sum by 26, and

(3)                                multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board and President of Constellation Energy Group — 60%; all other participants - by the product of 5.5% multiplied by the number of full and fractional years of Total SERP Service as of the date of the computation (maximum is 55%).

(ii)                                Computation of net accrued benefit.  The computation of the net accrued supplemental pension benefit for a participant as of the date of the computation will be made by subtracting from the gross accrued benefit determined under Section 7(c)(i) the amount of the participant’s Gross Pension under the Pension Plan determined as of the date of the computation and assuming that bi-weekly payments of such Gross Pension begin on the first of the month after the later of reaching age 62 or the date of the computation.  If the participant is not eligible for payment of a Gross Pension under the Pension Plan, the participant’s Accrued Gross Pension determined as of the date of the computation shall be substituted for the Gross Pension described above, with the appropriate reduction for early receipt applied as if the participant were eligible to begin payment of his Accrued Gross Pension on the first of the month after the later of reaching age 62 or the date of the computation.

(iii)                             Satisfaction of requirements.  A participant who has satisfied the age and Credited Service requirements set forth in Section 5(a) while eligible as set forth in Section 4, but who does not retire under the Plan due to Demotion, Termination From Employment With Constellation Energy Group, or the withdrawal of a participant’s eligibility to participate under Section 5, shall be entitled to his/her net accrued supplemental pension benefit.  The effective date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal event shall be the date of such Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

(iv)                            Other events.  A participant, regardless of his/her age and years of Credited Service, shall be entitled to his/her net accrued supplemental pension benefit upon the happening of any of the following entitlement events, but only if such entitlement event occurs while a participant and before a participant retires under this Plan:

(1)                                Change in Control.  A Change in Control, followed within two years by the participant’s Demotion, a participant’s Termination From Employment With Constellation Energy Group, or the withdrawal of the participant’s eligibility to participate under the Plan, is an entitlement event.  A participant’s Termination From Employment is also an entitlement event if it is reasonably demonstrated that such Termination From Employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control.  The effective date of the entitlement event shall be the date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

(2)                                Plan amendment.  A Plan amendment that has the effect of reducing a participant’s gross accrued supplemental pension benefit is an entitlement event.  In determining whether such a reduction has occurred, the participant’s gross accrued supplemental pension benefit calculated on the day immediately preceding the effective date of the amendment shall be compared to the participant’s gross accrued supplemental pension benefit calculated on the effective date of the amendment.  An amendment that has the effect of reducing future benefit accruals is not an entitlement event.  It is intended that an entitlement event under this Section 7(c)(iv)(2) will occur only with respect to those amendments that are substantially similar to amendments that are prohibited by Internal Revenue Code section 411(d)(6) with respect to qualified pension plans.  The effective date of the entitlement event shall be the effective date of the Plan amendment.

(3)                                Involuntary Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal without Cause.  A participant’s involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the withdrawal of a participant’s eligibility to participate in the Plan without Cause, is an entitlement event.  The effective date of the entitlement event shall be the effective date of the participant’s involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the eligibility withdrawal without Cause.

(v)                               Form of benefit payout. Each participant entitled to a payout under this Section 7(c) will receive such payout in the form elected pursuant to Section 7(a).

(vi)                            Amount, timing, and source of benefit payout.  The benefit payout under this Section 7(c) shall be payable as of the participant’s Severance From Service Date, and shall be paid in accordance with Sections 7(b)(i),(ii) and (iii), as applicable.

8.                                       Survivor Benefits

(a)                                Eligibility for survivor benefits.  Following the death of a participant who is fully vested under the Pension Plan, a survivor benefit may be paid to the participant’s surviving spouse. For purposes of this Section 8(a), a participant’s surviving spouse is the individual married to the participant on the date of the participant’s death.  If there is no surviving spouse, no survivor benefits will be payable.

(b)                               Form of payout of survivor benefits.

(i)                                   For participants entitled to a lump sum benefit payment:  All survivor benefits for participants entitled to a lump sum benefit payment shall be paid in the form of a lump sum payment.

(ii)                                For participants entitled to a bi-weekly annuity benefit payment:  A supplemental survivor annuity may be paid to the participant’s surviving spouse until the death of that spouse, using the Survivor Annuity Percentage. The survivor annuity benefit will be 50%, unless the participant elects, in the form and manner established by the Plan Administrator from time to time, another percentage in 5% increments up to 100%. The participant will not bear the cost of up to a 50% survivor annuity benefit, but will bear the cost of a survivor annuity benefit in excess of 50%.

(1)                                For benefits earned and vested prior to January 1, 2005: Unless the participant made a valid election to have the survivor benefits paid in a lump sum, by December 31 of the year prior to his/her death or during the 2001 initial election period established by the Plan Administrator, each surviving spouse entitled to a supplemental survivor annuity benefit will receive his/her survivor annuity benefit payout in the form of a bi-weekly payment.

(2)                                For benefits earned and vested on or after January 1, 2005:

(a)                                Initial election: A participant may make an initial election of lump sum survivor benefits in the form and manner established by the Plan Administrator from time to time, but such initial election shall be made no later than 30 days after the first day of the participant’s taxable year immediately following the first year the participant accrues a benefit under the Plan.

(b)                               Subsequent elections: The election of lump sum survivor benefits may be revoked at any time in the form and manner established by the Plan Administrator from time to time, but such revocation shall not take effect until 12 months after the date the revocation is received by the Plan Administrator, and will delay the benefit commencement date five years from the date such payment would otherwise have been paid.

(c)                                Pre-retirement survivor benefits: Amount, timing, and source of benefit payout.  If the participant dies prior to his Severance from Service Date, the participant’s surviving spouse shall be entitled to either a lump sum or bi-weekly annuity benefit, as set forth below.

(i)                                   Death of a participant entitled to a lump sum benefit payout.  In the event of the death of a participant who elected a lump sum supplemental pension benefit, the participant’s surviving spouse will receive a lump sum payment.  The lump sum payment shall be the same amount and made at the same time and from the same sources as set forth in Section 6(c) or (7)(b)(ii), as applicable.  Such lump sum payment shall be made within 60 days after the participant’s death.

Notwithstanding the foregoing, in the event of the death of a participant after the occurrence of an event described in Sections 6(d)(iii) or (iv) or 7(c)(iii) or (iv) and before the participant receives the lump sum payment under Sections

6(d)(vi) or 7(c)(vi), a lump sum payment shall be made to the participant’s surviving spouse (as defined in Section 8(a)).  If the participant’s date of death is before his/her Severance From Service Date, the lump sum payment shall be calculated by a certified actuary and will be equal to 50% of the lump sum that would have been paid to the participant under Sections 6(d)(vi) or 7(c)(vi).  The lump sum benefit shall be payable as of the earlier of the participant’s Severance From Service Date or date of death, and shall be made within 60 days after such date.

Any lump sum paid under this Section shall be paid in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

If there is no surviving spouse at the date of the participant’s death, no payments shall be made.  In the event of the death of a surviving spouse before the spouse receives the lump sum payment under this paragraph, no payment shall be made. A surviving spouse who receives a lump sum benefit shall not be entitled to any cost of living or other pension payment adjustments or to pre-retirement or post-retirement survivor annuity coverage under the Plan.

(ii)                                Death of a participant entitled to a bi-weekly retirement benefit payout.

(1)                                If the participant elected a lump sum survivor benefit, the benefit shall be paid as set forth in 8(c)(i) above.

(2)                                If the participant elected a bi-weekly annuity survivor benefit payment, the benefit shall be paid as set forth below.

(a)                                Computation of the benefit: Unless the participant elected the alternative in-service death benefit in paragraph (b) below:

(i)                                   begin with the  bi-weekly Early Retirement pension benefit (under both the Pension Plan and Section 5(b) of this Plan) to which the participant would have been entitled if the participant had been retired at the later of age 60 or his/her actual age on the date of death for purposes of computing the Early Receipt Reduction Factor,

(ii)                                multiply this dollar amount by the Survivor Annuity Percentage,

(iii)                             subtract from the product the net amount, if any, of the survivor annuity provided on behalf of the participant under the Pension Plan if the participant is participating in the Traditional Pension Plan, or the bi-weekly annuity that would have been provided to the participant’s spouse assuming that he or she had been designated as the participant’s beneficiary and had chosen to receive a survivor benefit in the form of a bi-weekly annuity, if the participant is participating in the PEP, and

(iv)                            subtract from this dollar amount the charges relating to coverage (under both the Pension Plan and this Plan) for a pre-retirement survivor annuity in excess of 50%.

(b)                               If the participant was a participant in the Pension Equity Plan option of the Pension Plan and elected this alternative in-service death benefit by December 31 of the year prior to his/her death or during the 2001 initial election period established by the Plan Administrator

(i)                                   calculate the benefit under the Constellation Energy Group Benefits Restoration Plan that would have been payable to the surviving spouse if the participant were a participant in that plan and

(ii)                                that dollar amount will be paid to the surviving spouse only in the form of a lump sum from this Plan.

(c)                                A surviving spouse entitled to bi-weekly supplemental survivor annuity benefits will receive a bi-weekly payment equal to the amount determined under (a) or (b) above.  Such payments shall commence effective with the first day of the month following the month of the participant’s death.  If such surviving spouse receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).  Bi-weekly payments hereunder shall permanently cease upon the death of the surviving spouse, effective with the first bi-weekly payment for the month following the month of the surviving spouse’s death.  Bi-weekly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets

(d)                               Post-retirement survivor benefits: Amount, timing, and source of benefits payout.  If the participant dies after the participant’s Severance from Service Date, the participant’s surviving spouse shall be entitled to either a lump sum or bi-weekly annuity benefit, as set forth below.

(i)                                   Death of a participant entitled to a lump sum benefit payout.  In the event of the death of a participant after the participant’s Severance From Service Date and before the participant receives the lump sum payment under Section 6(c) or 7(b)(ii) , such lump sum payment shall be made to the participant’s surviving spouse (as defined in Section 8(a)).  The lump sum payment shall be the same amount and made at the same time and from the same sources as set forth in Section 6(c) or 7(b)(ii).  If there is no surviving spouse at the date of the participant’s death, no payments shall be made.  A surviving spouse who receives a lump sum benefit under this Section 8(d)(i) shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

(ii)                                Death of a participant entitled to a bi-weekly retirement benefit payout.

(1)                                If the participant elected a lump sum survivor benefit, the benefit shall be paid as set forth in 8(d)(i) above.

(2)                                If the participant elected a bi-weekly annuity survivor benefit payment, the benefit shall be paid as set forth below.

(a)                                Computation of the benefit.  The amount of the survivor annuity will be determined as follows:

(i)                                   begin with the bi-weekly pension benefit (under Section 5(b) of this Plan) that the participant was receiving prior to the date of death, and

(ii)                                multiply this dollar amount by the Survivor Annuity Percentage.

(b)                               A surviving spouse entitled to bi-weekly supplemental survivor annuity benefits will receive a bi-weekly payment equal to the amount determined under (a) above.  Such payments shall commence effective with the first day of the month following the month of the participant’s death.  If such surviving spouse receives (or would have received but for the Internal Revenue Code Limitations) cost of living adjustment(s) under the Pension Plan, the bi-weekly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).  Bi-weekly payments hereunder shall permanently cease upon the death of the surviving spouse, effective with the first bi-weekly payment for the month following the month of the surviving spouse’s death.  Bi-weekly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

9.                                       Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

10.                                 Miscellaneous.  None of the benefits provided under this Plan shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except (i) to the extent specially mandated and directed by applicable State or Federal statute; (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability; and (iii) any policy of insurance written by a commercial carrier on a split-dollar basis shall be assignable.

This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, except as set forth in Sections 6(d)(iv)(2) or 7(c)(iv)(2), no amendment or termination shall reduce any previously accrued supplemental pension benefit under this Plan or impair the rights of any participant or beneficiary entitled to receive current or future payment hereunder at the time of such action.  All amendments to this Plan may be made at the written direction of the Committee. Notwithstanding anything else in this Plan to the contrary, and subject to the limitations set forth in applicable law, the Constellation Energy Group Board of Directors may authorize a Participant to be eligible for benefits or may increase benefit payments.

Participation in this Plan shall not constitute a contract of employment between Constellation Energy Group or any of its subsidiaries and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

This Plan shall be governed in all respects by Maryland law, without respect to any conflicts of laws principles.